CUSIP No. 23130A102
EXHIBIT 1

AGREEMENT, dated as of January 20, 2017, by and among The Leuthold Group, LLC (d/b/a Leuthold Weeden Capital Management), a Delaware corporation, and Leuthold Funds, Inc., a Maryland corporation, on behalf of its series, Leuthold Core Investment Fund and Leuthold Global Fund.

WHEREAS, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934 (the “Act”), only one such statement need be filed whenever two or more persons are required to file a statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement is filed on behalf of each of them.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

The Leuthold Group, LLC (d/b/a Leuthold Weeden Capital Management) and Leuthold Funds, Inc., on behalf of its series, Leuthold Core Investment Fund and Leuthold Global Fund, hereby agree, in accordance with Rule 13d-1(k) under the Act, to file one statement on Schedule 13G relating to their ownership of the Japanese Yen Shares of CurrencyShares Japanese Yen Trust and hereby further agree that said statement shall be filed on behalf of The Leuthold Group, LLC (d/b/a Leuthold Weeden Capital Management) and Leuthold Funds, Inc., on behalf of its series, Leuthold Core Investment Fund and Leuthold Global Fund.  Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a “group” (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of CurrencyShares Japanese Yen Trust.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

The Leuthold Group, LLC
(d/b/a Leuthold Weeden Capital Management)

By:        /s/ Roger Peters
Roger Peters
Chief Compliance Officer

Leuthold Funds, Inc., on behalf of
Leuthold Core Investment Fund
and Leuthold Global Fund

By:        /s/ Roger Peters
Roger Peters
Vice President and Chief Compliance Officer